UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 6, 2003
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, Suite 800, San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On October 6, 2003, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ MICHAEL J. LAMBERT
Michael J. Lambert Executive Vice President, Chief Financial Officer

Dated:    October 6, 2003

EXHIBIT INDEX

Exhibit 99.1   Press release, dated October 6, 2003

Exhibit 99.1-Press release, dated October 6, 2003.

QUANTUM CORPORATION TO RECOGNIZE ACCOUNTING CHARGES IN FISCAL SECOND QUARTER

SAN JOSE, Calif., Oct. 6, 2003 - Quantum Corp. (NYSE:DSS), a global leader in storage, today announced that it will recognize a number of accounting charges that will impact its GAAP results for the second fiscal quarter (FQ2), ended September 28, 2003.  These charges include a non-cash charge of $21.3 million to increase a valuation allowance for its net deferred tax assets, a $2.3 million non-cash charge to write down a former manufacturing facility in Malaysia, $2.5 million in charges related to the redemption of its 7 percent convertible debt, and special charges of approximately $2 million.  As a result of these charges, the company now expects a GAAP loss in FQ2 of approximately 23 cents per share.

Quantum also announced that although it is in the early stages of closing its books for the quarter, there are indications that revenue, gross margins and non-GAAP loss per share for the September quarter were moderately weaker than expected.  Primarily due to continued pressure on media cartridge pricing, Quantum now expects total revenue to be in the range of $190 million to $200 million in FQ2, with a non-GAAP loss of approximately 4 cents per share.

Quantum said it now expects gross margin rates for FQ2 to be approximately 29% on a GAAP basis and 31% on a non-GAAP basis.  Reflecting the company’s continued progress in managing spending, GAAP operating expenses are expected to be approximately $68 million, within the range previously discussed in the guidance Quantum gave on July 22, 2003.  Non-GAAP operating expenses are expected to be approximately $62 million, below the range discussed with the July guidance.   (For a reconciliation of GAAP to non-GAAP expectations, please see the accompanying table entitled “GAAP to Non-GAAP Reconciliation of Projected Second Quarter of Fiscal Year 2004 Data.”)

“Because today’s announcement is largely about accounting charges, I know it can be difficult to assess how Quantum is doing from an operational standpoint,” said Michael Lambert, executive vice president and CFO of Quantum.  “While the media pricing environment appears to have posed a continuing challenge in the September quarter, we are building on the progress we’ve made over the last year in other parts of our business and remain excited about the opportunities ahead of us.

“In the next several months, we will begin shipping our new SDLT 600 tape drive, ‘MAKO’ PX720 tape library, and DX100 enhanced backup system.  All of these products are intended to strengthen Quantum’s role in addressing the data protection and availability needs of enterprise customers, with improved reliability, manageability and price performance.”

Quantum will report its FQ2 earnings later this month.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release exclude the impact of acquisition-related intangible asset amortization, special charges, valuation charges related to Quantum’s former manufacturing facility in Malaysia and net deferred tax assets, and non-operating expenses related to the redemption of the company’s 7 percent convertible debt.  These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Quantum’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the company’s operational performance.  For instance, management believes these non-GAAP financial measures are helpful in assessing Quantum’s core operating results.  In addition, these non-GAAP financial measures facilitate management's internal comparisons to Quantum’s historical operating results and comparisons to competitors' operating results.  Quantum includes these non-GAAP financial measures in this press release because the company believes they are useful to investors in allowing for greater transparency related to supplemental information used by management in its financial and operational decision-making.  In addition, Quantum has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in the company’s financial reporting at this time.  Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the table accompanying this press release.

GAAP TO NON-GAAP RECONCILIATION OF PROJECTED SECOND QUARTER OF FISCAL YEAR 2004 DATA

Projected GAAP Gross Margin Rate	Approximately 29 percent
Adjustment: Projected amortization of acquisition-related intangibles	Approximately 2 percent
Projected Non-GAAP Gross Margin Rate	Approximately 31 percent

Projected GAAP Operating Expenses	Approximately $68 million
Adjustment: Projected amortization of acquisition-related intangibles, special charges and valuation charges related to a facility	Approximately $6 million
Projected Non-GAAP Operating Expenses	Approximately $62 million

Projected GAAP Loss Per Share	Approximately $0.23

Adjustment: Projected amortization of acquisition-related intangibles ($4.8 million), special charges (approx. $2 million), valuation charges related to a facility ($2.3 million) and net deferred tax assets ($21.3 million), and expenses related to the redemption of debt ($2.5 million).

Approximately $0.19
Projected Non-GAAP Loss Per Share	Approximately $0.04

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve a number of risks and uncertainties as identified in the Safe Harbor Statement of the press release.

These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Please see the section of this press release titled Use of Non-GAAP Financial Measures for more information.

Conference Call and Audio Webcast Notification

Quantum will hold a conference call today at 2:00 p.m. PDT. Dial-in number: 212-329-1451.  A telephone replay will be available until Friday, October 10th at 11:59 p.m. PDT.  To access the replay, dial 800-405-2236 (Domestic) or 303-590-3000 (International), and enter access code: 555180. Quantum will provide a live audio Webcast of the conference call beginning at 2:00 p.m. PDT. Webcast site: www.quantum.com/investors.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in storage, delivering highly reliable backup, archive and recovery solutions that meet demanding requirements for data availability and integrity with superior price performance.  Quantum is the world's largest supplier of half-inch cartridge tape drives, and its DLTtape technology is the standard for tape backup and archiving of business-critical data for the mid-range enterprise.  Quantum is also a leader in the design, sale and service of autoloaders and automated tape libraries used to manage, store and transfer data.  Over the past year, Quantum has been one of the pioneers in the emerging market of disk-based backup, offering a solution that emulates a tape library and is optimized for data protection.  Quantum sales for the fiscal year ended March 31, 2003, were $871 million.  Quantum Corp., 1650 Technology Dr., Suite 800, San Jose, CA 95110, (408) 944-4000, www.quantum.com.

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Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries.  DLTtape, SDLT, MAKO and DX are trademarks of Quantum Corporation. All other trademarks are the property of their respective owners.

"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation the statements in regard to Quantum’s expectations concerning revenue and earnings, pricing pressure on tape media cartridges, recordation of a valuation allowance on the company’s net deferred tax asset, GAAP and non-GAAP loss per share, GAAP and non-GAAP gross margins, GAAP and non-GAAP operating expenses, the performance of the company’s non-media businesses, and the commencement of certain product shipments.  These statements are based on management’s current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include, but are not limited to, the amount of orders received in future periods, Quantum’s continued receipt of media royalties from media manufacturers at expected levels, the company’s ability to achieve anticipated pricing, cost and gross margin levels, the company’s ability to timely ship its products, the company’s ability to successfully introduce new products, and acceptance of, and demand for, its products.

More detailed information about these risk factors, as well as additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Trends and Uncertainties,” pages 43 to 55, in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 30, 2003. In particular, readers should review the risk factors on pages 44, 45, 46, 48 and 54 of our June 30, 2003 Form 10-K under the headings “We are exposed to general economic conditions that have continued to result in significantly reduced sales levels and significant operating losses . . .,” “SSG currently operates at a loss and may continue to operate at a loss. If we are unable to make our Storage Solutions business profitable, the losses from this group could materially and adversely affect our business, financial condition and results of operations,” “A majority of our sales come from a few customers, and these customers have no minimum or long-term purchase commitments,” “Our operating results depend on new product introductions, which may not be successful, in which case our business, financial condition and operating results may be materially and adversely affected,” and “Our quarterly operating results could fluctuate significantly, and past quarterly operating results should not be used to predict future performance.” Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.